SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




        Date of Report (Date of Earliest Event Reported) January 6, 2005
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                           VIKING CAPITAL GROUP, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)


            Utah                         0-22744                 87-0442090
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(State or other jurisdiction    (Commission File Number)       (IRS Employer
 of incorporation)                                           Identification No.)


       Two Lincoln Centre, 5420 LBJ Freeway, Ste 300, Dallas, Texas 75240
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               (Address of Principal Executive Offices) (Zip Code)


                                 (972) 386-9996
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              (Registrant's telephone number, including area code)



          (Former Name or Former Address, if Changed Since Last Report)

Item 8.01 Other Events

Viking Capital Ventures, Inc., ("the Company") a wholly owned subsidiary of the registrant, signed a Letter of Intent, pending financing, on January 5, 2005, for the purchase of 77 premiere acres of undeveloped land for $1,332,000 from Mr. and Mrs. Maurice Laperriere (the Seller) of Tyler, TX. Viking Capital Ventures, Inc. was recently established for the developing and holding of various types of real-estate for the purpose of generating additional fee income to the registrant. This development is expected to generate in excess of $10,000,000 in lot sales in the next three years or less. The property is ideally located on highway 69 South, just outside of the Tyler jurisdiction or approximately six (6) miles from down town Tyler. The property has a six (6) acre spring fed lake and a private golf course running along its South side from highway 69. The Company plans to sell large lots and organize a Architectural Construction Committee for a premiere development. Tyler is the largest city between Dallas and Shreveport, LA.

The purchase price is made up of $150,000 of AAA Preferred Stock at $1.00 per share and $1,182,000 cash plus closing costs associated with the purchase. Attached to the purchase is the right to purchase at closing, $50,000 of the Company's restricted common stock @ $0.05 per share. The $50,000 stock purchase carries with it a option to purchase 500,000 common restricted stock over the next three years @ $0.25 per share. The AAA Preferred Stock pays a cumulative dividend of 6% and is convertible to the Company's common restricted stock at the rate of $0.18 per share. The AAA Preferred Stock is Callable, allowing the Company to recall the stock at any time after eighteen (18) months if it so elects. The Letter of Intent expires in sixty (60) days or March 5, 2005 unless mutually agreed to extend.



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

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995


This press release may contain certain "forward-looking" statements as such term is defined in the Private Securities Litigation Reform Act of 1995 and information relating to the Company and its subsidiaries that are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. When used in this release, the words "plan", "anticipate", "believe", "estimate", "expect", and "intend" and words or phrases of similar import, as they relate to the Company or its subsidiaries or Company management, are intended to identify forward-looking statements. Such statements reflect the current risks, uncertainties and assumptions related to certain factors including, without limitations, changes or anticipated changes in regulatory environments, competitive factors, general economic conditions, customer relations, relationships with vendors, the interest rate environment, governmental regulation and supervision, seasonality, distribution networks, product introductions and acceptance, technological change, changes in industry practices, onetime events and other factors described herein and in other press releases to the public or filings made by the company with the Securities and Exchange Fee, the ability to secure partnership or joint-venture relationships with other entities, the ability to raise additional capital to finance expansion, and the risks inherent in acquisitions, their management, and product and service introductions and the entry into new geographic markets. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company does not intend to update these forward-looking statements. For further information, which could cause actual results to differ from the Company's expectations, as well as other factors, which could affect the Company's financial statements, please refer to the Company's report filed with the Securities and Exchange Fee.




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

Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        Viking Capital Group, Inc.


Date: January 6, 2005                   /s/ William J. Fossen
                                       ----------------------------
                                       William J. Fossen
                                       Chairman
















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